UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 24, 2017

GALAXY GAMING, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-30653	20-8143439
(Commission File Number)	(I.R.S. Employer Identification No.)

6767 Spencer Street

Las Vegas, Nevada 89119

(Address of principal executive offices)

(702) 939-3254

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Resignation of Chairman, Chief Executive Officer and President

On July 24, 2017, Robert B. Saucier submitted a letter of resignation to the Board of Directors (the “Board”) of Galaxy Gaming, Inc. (the “Company”). Mr. Saucier resigned from his positions as Chairman of the Board, Chief Executive Officer and President of the Company. Mr. Saucier will remain a member of the Board, and has been appointed to new positions with the Company, discussed more fully below. On July 24, 2017, the Board accepted Mr. Saucier’s resignations.

There were no disputes between Mr. Saucier and the Company that caused Mr. Saucier to resign. In his resignation letter, Mr. Saucier stated that he had been proud to serve and that he would continue to serve in any capacity the Board determined would be beneficial to the success of the Company. Mr. Saucier noted that he was resigning to aid the Company in its expanded regulatory jurisdictional ambitions.

Following the Board’s acceptance of Mr. Saucier’s resignations from the positions of CEO, President, and Chairman of the Board, on July 24, 2017, the Board of Directors appointed Mr. Saucier to serve as Executive Vice President of Business Development and Chief Product Officer. In these new positions, he will receive an annual salary of $225,000 and is eligible to receive performance-based bonuses and incentives, as well as employee benefits and other perquisites.

Appointment of new President and CEO

Following the acceptance of Mr. Saucier’s resignation, on July 24, 2017, the Board appointed Todd P. Cravens to serve as the Company’s new Chief Executive Officer and President, effective immediately

Mr. Cravens, age 45, was previously serving as the Company’s Vice President of Business Development, a position he had held since January 1, 2017.

Prior to joining the Company, from 2013 through 2016 Mr. Cravens was the CEO of TCS John Huxley America, Inc., where his responsibilities included North and South America, the Caribbean and the Cruise Ship business. TCS John Huxley is an industry leader in table games products.  From December 2011 through the present, he has been the principal at Cravens Consulting, where he worked with Illinois gaming operators and provided consulting services in connection with developing gaming markets.  From January 2010 through December 2011, Mr. Cravens served as VP and General Manager of IL Operations for American Gaming Systems.

There is no agreement or understanding between Mr. Cravens and any other person pursuant to which he was selected as the CEO and President of the Company.

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There are no family relationships between Mr. Cravens and any other executive officers or directors of the Company.

There are no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company was or is a participant, the amount involved exceeds $120,000, and in which Mr. Cravens had, or will have, a direct or indirect material interest, other than Mr. Cravens’s prior employment agreement related to his position as Vice President of Business Development and his new employment agreement, discussed below.

Employment Agreement

Mr. Cravens’ employment agreement related to his position as Vice President of Business Development was terminated and superseded with a new employment agreement to reflect his new positions and responsibilities.

Pursuant to the new employment agreement (the “Employment Agreement”), Mr. Cravens will receive an annual base salary of $230,000, and is eligible for bonuses if and as approved by the Compensation Committee of the Company’s Board.  In addition, pursuant to the Employment Agreement, Mr. Cravens was granted options to purchase up to 450,000 shares of the Company’s common stock, which vest as follows: as to the first 150,000 shares of stock, on July 26, 2017, (ii) as to the next 150,000 shares of stock, on August 1, 2018, and (iii) as to the next 150,000 shares of stock, on August 1, 2019, all pursuant to the terms of a Stock Option Grant Agreement by and between the Company and Mr. Cravens.  Provided that Mr. Cravens is a full-time employee of the Company on August 1, 2020, the Company agreed to grant to Mr. Cravens an option to purchase an additional 150,000 shares of the Company’s restricted common stock (the “2020 Annual Grant”) with a strike price equal to the price per share of the Company’s common stock as reported on OTC Markets on August 1, 2020 (or the nearest trading date thereafter), which option will vest on August 1, 2020 (or the nearest trading date thereafter). The term of the Employment Agreement is through July 26, 2020.  His duties include those commonly undertaken by the Chief Executive Officer and President of a public company in the same industry as the Company. Mr. Cravens is entitled to certain severance payments in the event his employment with the Company is terminated by the Company without cause following a change of control, or following termination of the agreement by Mr. Cravens.

This summary disclosure does not purport to list all of the provisions of the Agreement, which will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2017.

Appointment of New Director

On July 26, 2017, the Board appointed Mark A. Lipparelli as a director of the Company.  Mr. Lipparelli was appointed to fill a new board seat created by the Board.  Also on July 26, 2017, the Board elected Mr. Lipparelli to serve as Chairman of the Company’s Board.

Mr. Lipparelli currently serves as the Chief Executive Officer of Gioco Ventures, a strategic advisory and product development firm serving the gaming, investment, technology and

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entertainment industries around the globe, a position he has held since 2007. Mr. Lipparelli also formerly represented State Senate District 6 in the Nevada Legislature, having been appointed to the post in December 2014, and served on various Senate committees.  Mr. Lipparelli has also been an appointee to the Nevada Gaming Policy Committee. Between 2002 and 2007, Mr. Lipparelli served in various executive management positions at Bally Technologies, Inc., a gaming technology supply company listed on the NYSE, including as Executive Vice President of Operations. Prior to joining Bally, Mr. Lipparelli served as Executive Vice President and then President of Shuffle Master, Inc., a publicly traded gaming supply company, from 2001 to 2003; as Chief Financial Officer of Camco, Inc., a retail chain holding company, from 2000 to 2001; as Senior Vice President of Entertainment Systems for Bally Gaming, Inc. (a subsidiary of publicly traded Alliance Gaming Corporation), from 1998 to 2000; and various management positions including Vice President of Finance for publicly traded Casino Data Systems from 1993 to 1998. Between 2009 and 2012, Mr. Lipparelli served as a Board Member and Chairman of the Nevada State Gaming Control Board. Mr. Lipparelli currently serves on the Board of Directors of Golden Entertainment (NASDAQ: GDEN), is a Board Trustee Emeritus of the University of Nevada Foundation, is a Board Member of the National Center for Responsible Gaming, and member of the International Association of Gaming Advisors and of the International Masters of Gaming Law. Mr. Lipparelli received a Bachelor’s Degree in finance (1987) and a Master’s Degree in economics (1993) from the University of Nevada, Reno.

There was no arrangement or understanding between Mr. Lipparelli and the Company with respect to Mr. Lipparelli’s selection as a director of the Company.

Prior to his joining the Board, Mr. Lipparelli provided consulting and strategic advisory services to the Company. Since January 1, 2016, Mr. Lipparelli has received $144,714.90 in cash compensation and options to purchase 225,000 shares of the Company’s common stock at various prices as compensation for those services.

Additionally, GVIII, LLC, an entity controlled by Mr. Lipparelli, was paid by the Company for compliance and strategic services.  Since January 1, 2016, GVIII, LLC, has received $131,010 in cash compensation for its services.

The terms of Mr. Lipparelli’s compensation arrangements were being negotiated as of the date of this Current Report. The Company will disclose the final compensation terms in an amendment to this Current Report.

Item 8.01Other Events

On July 26, 2017, the Company issued a press release announcing the resignation of Mr. Saucier as CEO and President, the appointment of Mr. Cravens as the Company’s new CEO and President, the appointment of Mr. Saucier as the Company’s Executive Vice President of Business Development and Chief Product Officer, and the appointment of Mr. Lipparelli as a

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new member of the Board of Directors. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01Financial Statements and Exhibits

ExhibitDescription

99.1Press release dated July 26, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GALAXY GAMING, INC.

By:	/s/ Harry C. Hagerty
Harry C. Hagerty
Chief Financial Officer

Dated:  July 28, 2017

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